UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212)-537-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets

The Current Report on Form 8-K filed on April 7, 2020 (the “Original Form 8-K”) by FaceBank Group, Inc. (the “Company” or “FaceBank”) inadvertently misstated that the aggregate number of FaceBank common stock equivalent shares to be issued to fuboTV, Inc. shareholders in the form of shares of FaceBank Series AA Preferred Stock as a result of the previously reported merger transaction is 72,699,824 shares. The actual aggregate number of FaceBank common stock equivalent shares to be issued to fuboTV Inc. shareholders in the form of shares of FaceBank Series AA Preferred Stock is 64,648,726 shares. An additional 8,051,098 shares of FaceBank common stock may be acquired by fuboTV Inc. shareholders as a result of the exercise of options.

Item 4.01 Change in Registrant’s Certifying Accountant

The Original Form 8-K reported, among other items, the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm. This amendment on Form 8-K/A includes Marcum’s letter dated April 7, 2020 regarding the disclosure in Item 4.01 of the Original Form 8-K, as Exhibit 16.1 hereto. You should read this Form 8-K/A together with the Original Form 8-K for information regarding the other items reported in the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter dated April 7, 2020 from Marcum LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FACEBANK GROUP, INC.

Date: April 13, 2020	By:	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer